UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 14, 2014

Net Element, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34887	90-1025599
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3363 NE 163rd Street, Suite 705, North Miami Beach, FL	33160
(Address of Principal Executive Offices)	(Zip Code)

(305) 507-8808
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 14, 2014, TOT Money Limited Liability Company (“TOT Money”), which is an indirect subsidiary of Net Element, Inc. (the “Company”), entered into a factoring services agreement (together with related and ancillary agreements, collectively, the “Agreement”), dated as of November 5, 2014, with Open Joint-Stock Company “Bank Otkritie Financial Corporation” (“Bank Otkritie”).

Pursuant to the Agreement, TOT Money will assign to Bank Otkritie its accounts receivable as security for financing in an aggregate amount of up to 200 million Russian rubles (or approximately US$4,237,288 based on the currency exchange rate as of the close of business on November 17, 2014) provided by Bank Otkritie to TOT Money. Pursuant to the Agreement, Bank Otkritie is required to track the status of TOT Money’s account receivables, monitor timeliness of payment of such accounts receivable, and provide related services. The term of the agreement is from November 5, 2014 until November 5, 2017.

Bank Otkritie’s compensation pursuant to the Agreement for providing services for the administrative management of accounts receivable is 50 Russian rubles per account receivable. Bank Otkritie’s compensation pursuant to the Agreement for providing financing to TOT Money is calculated as a financing rate that ranges from 14.25% to 15.65% of the amounts borrowed, depending on the number of days in the period from the date financing is provided until the date the applicable account receivable is paid; provided, however, Bank Otkritie has the unilateral right to change such financing rates upon notice to TOT Money.

If there is a delay in payment by TOT Money of any sums due to Bank Otkritie under the Agreement, Bank Otkritie has the right to demand that TOT Money pay a penalty in the amount of 0.3% of the outstanding debt for each day of delay. The Agreement may be terminated by Bank Otkritie and the financial obligations of TOT Money under the Agreement may be accelerated in certain circumstances, including, without limitation: (i) if TOT Money violates its obligations under the Agreement; (ii) if insolvency or involuntary liquidation proceedings are initiated with respect to TOT Money; (iii) if TOT Money’s financial condition deteriorates, including unprofitable activity that leads to a 25% or more reduction of TOT Money’s net assets; (iv) if TOT Money makes amendments to the contracts that are the subject of the assigned accounts receivable without the consent of Bank Otkritie, (v) if TOT Money’s legal status changes, (vi) if TOT Money assigns any invalid or non-existing account receivable to Bank Otkritie, or (vii) if certain other conditions exist as specified in the Agreement.

The above description of the Agreement is intended as a summary only and is qualified in its entirety by the terms and conditions set forth therein. Copies of the Agreement are attached hereto as Exhibits 10.1 and 10.2 and are incorporated herein by this reference.

Item 2.03        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement or a Registrant.

The disclosures contained under Item 1.01 are incorporated herein by this reference.

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Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	General Agreement No. 09969-HP on General Conditions of Factoring Services under “Liquidity” Program, dated as of November 5, 2014, between Bank Otkritie Financial Corporation and TOT Money Limited Liability Company.

10.2	Additional Agreement on Factoring Services under “Finance” Program to General Agreement on General Conditions of Factoring Services under “Liquidity” Program No. 09969-HP as of November 5, 2014.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 18, 2014

NET ELEMENT, INC.

By:	/s/ Jonathan New
Name: Jonathan New
Title: Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

10.1	General Agreement No. 09969-HP on General Conditions of Factoring Services under “Liquidity” Program, dated as of November 5, 2014, between Bank Otkritie Financial Corporation and TOT Money Limited Liability Company.

10.2	Additional Agreement on Factoring Services under “Finance” Program to General Agreement on General Conditions of Factoring Services under “Liquidity” Program No. 09969-HP as of November 5, 2014.